SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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METASOLV, INC.

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METASOLV, INC.

5556 Tennyson Parkway

Plano, Texas 75024

SUPPLEMENT

TO

PROXY STATEMENT DATED APRIL 13, 2005

This supplement being mailed to stockholders on or about April 20, 2005, amends our proxy statement dated April 13, 2005 relating to the solicitation of proxies by the Board of Directors of MetaSolv, Inc. for matters to be considered at the Company’s Annual Meeting of Stockholders scheduled for May 10, 2005. The proxy statement included a proposal to ratify the appointment of Grant Thornton LLP as the Company’s independent auditors for 2005 and related disclosures (“Proposal #3”). After printing and filing the proxy statement, on April 11, 2005 the Company completed and filed a Form 8-K regarding the appointment of Grant Thornton LLP and dismissal of KPMG LLP, together with KPMG LLP’s April 11 statement confirming the Form 8-K disclosures. This supplement includes those Form 8-K disclosures. Accordingly, Proposal #3 beginning at page 8 in the Proxy Statement should be superceded and replaced by the text set forth below.

PROPOSAL #3

TO RATIFY THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY’S

INDEPENDENT AUDITORS FOR 2005

In accordance with its charter, the Audit Committee of the Board of Directors has selected Grant Thornton LLP (“Grant Thornton”) as the Company’s independent auditors to audit the Company’s consolidated financial statements for 2005 and to render other services required of them.

On April 5, 2005, the Audit Committee notified Grant Thornton that it was being engaged to serve as the Company’s independent public accountants, and notified KPMG LLP (“KPMG”) that it had been dismissed as the Company’s independent public accountants, effective immediately. The appointment of Grant Thornton and the dismissal of KPMG were approved by the Audit Committee.

KPMG’s audit reports on the Company’s financial statements as of and for the years ended December 31, 2004 and 2003 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. The audit report of KPMG on management’s assessment of internal control over financial reporting as of December 31, 2004 did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. KPMG’s audit report on the effectiveness of internal control over financial reporting as of December 31, 2004, expressed an opinion that MetaSolv, Inc. did not maintain effective internal control over financial reporting as of December 31, 2004 because of the effect of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states that internal controls over financial reporting related to the accounting for estimated income tax exposures and foreign income taxes did not operate effectively as of December 31, 2004, but such report was not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audits of the two years ended December 31, 2004, and the subsequent interim period from January 1, 2005 through April 5, 2005, the effective date of KPMG’s dismissal, there were no disagreements between the Company and KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the subject matter of such disagreements in connection with its audit report. Except as described in the next paragraph, none of the “reportable events” described in Item 304(a)(1)(v) of Regulation S-K promulgated by the Securities and Exchange

Commission (the “SEC”) pursuant to the Securities Exchange Act of 1934, as amended, have occurred during the two years ended December 31, 2004, or from December 31, 2004 through the effective date of KPMG’s termination.

As disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, the Company, in conjunction with KPMG, determined that it had a material weakness that caused the Company’s internal control over financial reporting to not be effective as of December 31, 2004. The deficiency constituting the material weakness was that, as of December 31, 2004, the Company did not employ personnel with adequate expertise in matters related to the accounting for estimated income tax exposures and foreign income taxes. The deficiency did not result in a material misstatement in the Company’s 2004 financial statements. The Audit Committee discussed the material weakness with KPMG, and the Company has authorized KPMG to respond fully to the inquiries of Grant Thornton concerning the material weakness. Additionally, KPMG reported a significant deficiency in internal control to the audit committee of the board of directors of MetaSolv, Inc. The significant deficiency related to income tax disclosures in the notes to the Company’s consolidated financial statements, and the deficiency was not deemed to be a material weakness.

During the two years ended December 31, 2004, and from December 31, 2004 through the engagement of Grant Thornton as the Company’s independent accountant, neither the Company nor anyone on its behalf has consulted Grant Thornton with respect to any accounting or auditing issues involving the Company. In particular, there was no discussion with the Company regarding the application of accounting principles to a specified transaction, the type of audit opinion that might be rendered on the financial statements, or any matter that was either (i) the subject of a disagreement with KPMG on accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the subject matter of such disagreement in connection with its report, or (ii) a “reportable event” as described in Item 304(a)(1)(v) of Regulation S-K promulgated by the SEC.

The Company provided KPMG with a copy of the foregoing disclosures. KPMG provided the Company with a letter regarding the disclosures, which was addressed to the SEC and dated April 11, 2005, and which was attached as an exhibit to the Company’s Form 8-K disclosure filed April 11, 2005, including the following text:

“We were previously principal accountants for MetaSolv, Inc. and, under the date of March 28, 2005, we reported on the consolidated financial statements of MetaSolv, Inc. as of December 31, 2004 and 2003 and for the three-year period ended December 31, 2004. On April 5, 2005, our appointment as principal accountants was terminated. We have read MetaSolv, Inc.’s statements included under Item 4.01 of its Form 8-K dated April 11, 2005, and we agree with such statements, except we are not in a position to agree or disagree with MetaSolv, Inc.’s statements that (1) on April 5, 2005, the Audit Committee of the Board of Directors of MetaSolv, Inc. notified Grant Thornton LLP (“Grant Thornton”) that it was being engaged to serve as the Company’s independent public accountants effective immediately; (2) the appointment of Grant Thornton and the dismissal of KPMG were approved by the Audit Committee; (3) or the statements made by the Company in the fifth paragraph under Item 4.01 of such Form 8-K.”

Stockholders are asked to vote on a proposal to ratify the appointment by the Board’s Audit Committee of Grant Thornton as the Company’s independent auditors for the year 2005. Representatives of Grant Thornton are expected to be present at the Annual Meeting of Stockholders of the Company with the opportunity to make a statement if they so desire and to be available to respond to appropriate questions. Representatives of KPMG are not expected to be present at the Annual Meeting of Stockholders of the Company.

The submission of this matter for approval by stockholders is not legally required; however, the Board of Directors and its Audit Committee believe that such submission is consistent with best practices in corporate governance and is an opportunity for stockholders to provide direct feedback to the Board of Directors and its Audit Committee on an important issue of corporate governance. If the stockholders do not approve the selection of Grant Thornton, the Audit Committee may or may not reconsider the selection of such firm as independent auditors.

The Audit Committee has the sole authority and responsibility to retain, evaluate, and, where appropriate, replace the independent auditors. Ratification by the stockholders of the appointment of Grant Thornton does not limit the authority of the Audit Committee to direct the appointment of new independent auditors at any time during the year.

Recommendation of the Board of Directors Regarding Proposal #3

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” PROPOSAL #3 TO RATIFY THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR 2005.